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                                                                      Exhibit 11
                 THE COLUMBIA GAS SYSTEM, INC. AND SUBSIDIARIES
                Statements Re Computation of Per Share Earnings
                            Year Ended December 31,

                                                                          1995          1994            1993
                                                                          ----          ----            ----
Computation for Statements of Consolidated
------------------------------------------
Income ($ in millions)
----------------------

Income (Loss) before extraordinary item and
  cumulative effect of accounting change    . . . . . . . . . . . .       (432.3)         246.2           152.2
Extraordinary item  . . . . . . . . . . . . . . . . . . . . . . . .         71.6              -               -
Change in accounting for postemployment benefits  . . . . . . . . .            -           (5.6)              -

----------------------------------------------------------------------------------------------------------------
Net income (loss) . . . . . . . . . . . . . . . . . . . . . . . . .       (360.7)         240.6           152.2

----------------------------------------------------------------------------------------------------------------
Earnings (Loss) per share of common stock (based
 on average shares outstanding) ($)
Before extraordinary item and accounting change . . . . . . . . . .        (8.57)          4.87            3.01
Extraordinary item  . . . . . . . . . . . . . . . . . . . . . . . .         1.42              -               -
Change in accounting for postemployment benefits  . . . . . . . . .            -          (0.11)              -

----------------------------------------------------------------------------------------------------------------
Earnings (Loss) on common stock   . . . . . . . . . . . . . . . . .        (7.15)          4.76            3.01
================================================================================================================
Additional computation of average common
 shares outstanding (thousands) NOTE
----------------------------------------------------------------------------------------------------------------
Average shares of common stock outstanding  . . . . . . . . . . . .       50,468         50,560          50,559
Incremental common shares applicable to
 common stock based on the common stock
 daily average market price:
  Applicable to contingent stock awards . . . . . . . . . . . . . .            -              3               4

----------------------------------------------------------------------------------------------------------------
Average common shares as adjusted . . . . . . . . . . . . . . . . .       50,468         50,563          50,563
================================================================================================================
Average shares of common stock outstanding  . . . . . . . . . . . .       50,468         50,560          50,559
Incremental common shares applicable to
 common stock based on the more dilutive
 of the common stock ending or daily average
 market price during the year:
  Applicable to contingent stock awards . . . . . . . . . . . . . .            -              3               4

----------------------------------------------------------------------------------------------------------------
Average common shares assuming full dilution  . . . . . . . . . . .       50,468         50,563          50,563
================================================================================================================
Earnings (Loss) per share of common stock
 as adjusted:
Before extraordinary item and accounting change   . . . . . . . . .        (8.57)          4.87            3.01
Extraordinary item  . . . . . . . . . . . . . . . . . . . . . . . .         1.42              -               -
Change in accounting for postemployment benefits  . . . . . . . . .            -          (0.11)              -

----------------------------------------------------------------------------------------------------------------
Earnings (Loss) on common stock as adjusted ($) . . . . . . . . . .        (7.15)          4.76            3.01
================================================================================================================
Earnings (Loss) per common shares assuming full
 dilution:
Before extraordinary item and accounting change . . . . . . . . . .        (8.57)          4.87            3.01
Extraordinary item  . . . . . . . . . . . . . . . . . . . . . . . .         1.42              -
Change in accounting for postemployment benefits  . . . . . . . . .            -          (0.11)              -

----------------------------------------------------------------------------------------------------------------
Earnings (Loss) on common stock assuming full
  dilution ($)  . . . . . . . . . . . . . . . . . . . . . . . . . .        (7.15)          4.76            3.01
================================================================================================================
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NOTE      These caculations are submitted in accordance with the Securities
          Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of Accounting Principles Opinion No. 15 because they result in dilution of less than 3%.